As filed with the Securities Exchange Commission on September 14, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION OF SECURITIES
UNDER
THE SECURITIES ACT OF 1933
AKORN, INC.
(Exact name of registrant as specified in its charter)

Louisiana	72-0717400
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
1925 W. Field Court, Suite 300
Lake Forest, Illinois 60045
(Address of Principal Executive Offices) (Zip Code)
AMENDED AND RESTATED AKORN, INC. 2003 STOCK OPTION PLAN
(Full title of the plan)
Joseph Bonaccorsi
Senior Vice President, General Counsel and Secretary
Akorn, Inc.
1925 W. Field Court, Suite 300
Lake Forest, Illinois 60045
(847) 279-6100
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of	Amount	Maximum	Maximum	Amount of
securities to be	to be	Offering Price	Aggregate	Registration
registered	Registered (1)	Per Share (2)	Offering Price	Fee
Common Stock, no par value	6,000,000	$1.35	$8,100,000	$451.98

(1)	In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable under the Amended and Restated Akorn, Inc. 2003 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h)(1) and 457(c), based on the average of the high and low sales prices of the Company’s Common Stock on August 17, 2009.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 6,000,000 shares of common stock, no par value (“Common Stock”), of Akorn, Inc. (the “Company”) that may be offered and sold under the Amended and Restated Akorn, Inc. 2003 Stock Option Plan (the “Plan”). On August 7, 2009, the Company’s stockholders ratified an amendment to the Plan to increase the aggregate number of shares of common stock that may be issued under the Plan by 6,000,000 from 5,000,000 to 11,000,000.
     The contents of the Company’s previously filed Registration Statement on Form S-8 (Registration No. 333-124190) filed with the Securities and Exchange Commission (the “Commission”) on April 20, 2005, as amended by Post-Effective Amendment No. 1 on Form S-8 filed with the Commission on October 26, 2007, is hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Commission, are incorporated herein by reference as of their respective dates of filing, except for the portions thereof that are “furnished” rather than filed with the Commission:
•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by Amendment No. 1 on Form 10-K/A;

•	the Company’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31 and June 30, 2009;

•	the Company’s Current Reports on Form 8-K filed on January 9, February 3, March 3, April 6, April 17, April 21, June 2, June 24, July 23, 2009, August 20, 2009 and August 21, 2009 and portions of the Company’s Current Report on Form 8-K filed on May 14, June 12 and August 11, 2009; and

•	the description of the Company’s common stock contained in the Company’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 as filed with the SEC on October 13, 2004, including any amendments or reports filed for the purpose of updating such description.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereunder has been sold or which deregisters all Common Stock then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the Commission.
     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or suspended for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 8. Exhibits.
5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of BDO Seidman, LLP

23.3	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P (Included in Exhibit 5.1).

24.1	Power of Attorney (Contained on signature page hereto).

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on this 14th day of September, 2009.

AKORN, INC.
By:	/s/ Raj Rai
Raj Rai
Interim Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     We, the undersigned officers and directors of Akorn, Inc., hereby severally constitute and appoint Raj Rai and Timothy A. Dick and each of them singly, our true and lawful attorneys-in-fact and agents with full power and authority to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the same offering contemplated by this Registration Statement, and to file the same, with exhibits and any and all other documents and instruments filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority in the name and on behalf of each of the undersigned to do and to perform each and every act and thing requisite and necessary or advisable to be done in order to effectuate the same as fully as to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date
/s/ Raj Rai Raj Rai	Interim Chief Executive Officer (Principal Executive Officer)	September 14, 2009
/s/ Timothy A. Dick Timothy A. Dick	Sr. Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 14, 2009
/s/ John N. Kapoor, Ph.D. John N. Kapoor, Ph.D.	Chairman of the Board of Directors	September 14, 2009
/s/ Jerry N. Ellis Jerry N. Ellis	Director	September 14, 2009
/s/ Ronald M. Johnson Ronald M. Johnson	Director	September 14, 2009
/s/ Subhash Kapre, Ph.D. Subhash Kapre, Ph.D.	Director	September 14, 2009
/s/ Randall J. Wall Randall J. Wall	Director	September 14, 2009
/s/ Brian Tambi Brian Tambi	Director	September 14, 2009
/s/ Steven J. Meyer Steven J. Meyer	Director	September 14, 2009
/s/ Alan Weinstein Alan Weinstein	Director	September 14, 2009

INDEX TO EXHIBITS
5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of BDO Seidman, LLP

23.3	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P (Included in Exhibit 5.1).

24.1	Power of Attorney (Contained on signature page hereto).